                              CERTIFICATE OF DISSOLUTION
                                          OF
                                   NOEL GROUP, INC.

                                         *****

        NOEL GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

               FIRST: That dissolution was authorized by the Board of Directors of the corporation on May 21, 1996 and subsequently approved by the stockholders of the corporation on March 19, 1997.

               SECOND: That dissolution has been authorized by the Board of Directors and stockholders of the corporation in accordance with the provisions of subsections (a) and (b) of section 275 of the General Corporation Law of the State of Delaware.

               THIRD: That the name and address of each of the directors and officers of the Corporation are as follows:

NAME                          TITLE                       ADDRESS
----                          -----                       -------
Joseph S. DiMartino           Director                    22 East 67th Street
                                                          New York, NY 10021

Herbert M. Friedman           Director                    667 Madison Avenue, Suite 2500,
                                                          New York, NY 10021

Samuel F. Pryor, III          Director                    450 Lexington Avenue
                                                          New York, NY 10017

James K. Murray, Jr.          Director                    3501 Frontage Road
                                                          Tampa, FL 33607

Stanley R. Rawn, Jr.          Director                    667 Madison Avenue, Suite 2500,
                              Chief Executive Officer     New York, NY 10021

Todd K. West                  Vice President - Finance,   667 Madison Avenue, Suite 2500,
                              Chief Financial Officer     New York, NY 10021
                              and Secretary

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned as of the 18th day of August, 1999.

                                  NOEL GROUP, INC.

                                  By: /s/ Todd K. West
                                      --------------------------
                                      Todd K. West
                                      Chief Financial Officer, Vice President -
                                      Finance, Secretary and Treasurer


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